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                                                                   Exhibit 10.50
                                                                   -------------

                                 PROMISSORY NOTE

$41,768.74                                                      January 29, 2001
                                                                   Dallas, Texas

         FOR VALUE RECEIVED, David T. Somerville, ("Borrower"), hereby unconditionally promises to pay to the order of RF Monolithics, Inc., a Delaware corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Forty-one Thousand, Seven Hundred Sixty-eight Dollars and Seventy-four Cents ($41,768.74) (the "Loan") together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

         1. Principal Repayment. The outstanding principal amount of the Loan shall be due and payable on January 29, 2004.

         2. Interest Rate. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of Five and Ninety/One Hundredths percent (5.90%) per annum or the maximum rate permissible by law (which under the laws of the State of Texas shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be payable quarterly in arrears not later than the first day of each calendar quarter for the preceding quarter and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         3. Place of Payment. All amounts payable hereunder shall be payable at the office of Lender, unless another place of payment shall be specified in writing by Lender.

         4. Application of Payments. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance thereof.

         5. Secured Note. The full amount of this Note is secured by the Collateral identified and described below. As collateral security for prompt and complete payment and performance of all obligations of Borrower under this Note and to induce lender to extend credit, Borrower hereby assigns, conveys, grants, pledges, and transfers to and creates in favor of Lender a security interest in all goods and personal property of Borrower whether tangible or intangible and whether now or hereafter owned by Borrower ("Collateral").

         6. Default. Each of the following events shall be an "Event of Default" hereunder:

             (a) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other
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amounts due under this Note on the date the same becomes due and payable or within five (5) calendar days thereafter;

          (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing; or

          (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days), under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody, or control of any property of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

     7. Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs, and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     8. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     9. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

Borrower                                        RF Monolithics, Inc.



_______________________________                 ______________________________
David T. Somerville                             David M. Kirk
VP Corporate Development & Quality              President and CEO

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